Exhibit 3(i)1

April 27, 2012

CORNING INCORPORATED

RESTATED CERTIFICATE OF INCORPORATION

OF

CORNING INCORPORATED

Under Section 807 of the Business Corporation Law

WE, WENDELL P. WEEKS and DENISE A. HAUSELT, being respectively, the Chairman and Secretary of Corning Incorporated, a corporation organized under the laws of the State of New York, DO HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Corning Incorporated. It was incorporated under the name of Corning Glass Works.

SECOND: The Certificate of Incorporation of the Corporation (being the Preliminary Certificate of Consolidation Forming the Corporation) was filed in the office of the Secretary of State of the State of New York on December 24, 1936.

THIRD: The text of the Certificate of Incorporation of the Corporation, as amended, is further amended as follows:

1. To delete the paragraphs formerly numbered 5(f) and 6 to eliminate supermajority voting requirements, which deletion was authorized by the holders of a majority of all outstanding shares of the Corporation’s Common Stock entitled to vote thereon at a meeting of the Corporation’s shareholders held on April 26, 2012.

2. To amend the numbering of the paragraphs of the Certificate of Incorporation in connection with the foregoing amendments.

FOURTH: To effect the foregoing amendments, the Certificate of Incorporation, as amended, is hereby amended and restated to read as follows:

1. The name of the Corporation is Corning Incorporated.

2. The purposes for which the Corporation is to be formed are:

To make, manufacture, purchase, lease or otherwise acquire, dispose of or otherwise deal in and with glass, glassware, refractory, ceramic, plastic, wood and metal products, chemicals and related products, electrical, electronic and other related products, machinery, tools, materials and other articles and products, including those materials which are or may be necessary or useful for the manufacture of any of the products hereinbefore mentioned or in addition thereto; to conduct scientific and technological research; and to purchase, lease or otherwise acquire and to sell, dispose of or otherwise deal in and with any and all interest in real and personal property of any and all kinds, tangible or intangible, including patent rights, inventions, secret processes and other similar property.

3. In the absence of actual fraud or bad faith, no contract or transaction between the Corporation and any other association or corporation shall be affected by the fact that any of the directors or officers of this Corporation are interested in or are directors or officers of such other association or corporation, and any director or officer of this Corporation individually may be a party to or may be interested in any such contract or transaction of this Corporation and no such contract or transaction of this Corporation with any person or persons, firm, association or corporation shall be affected by the fact that any director or officer of this Corporation is a party to or interested in such contract or transaction or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director or officer of this Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with the Corporation for the benefit of himself or any person, firm, association or corporation in which he may be in anywise interested unless it be shown that he acted in the transaction in bad faith.

4. (a) The total number of shares which the Corporation may henceforth have is 3,810,000,000, of which 10,000,000 shares are to have a par value of $100 each and 3,800,000,000 are to have a par value of $.50 each, which shares shall be classified as follows:

(i) 10,000,000 shares, of the par value of $100 each, are to be Series Preferred Stock; and

(ii) 3,800,000,000 shares, of the par value of $.50 each, are to be Common Stock.

The relative voting, dividend, liquidation and other rights, preferences and limitations of the shares of each class are as follows:

(b) The Preferred Stock may be issued from time to time in one or more series, each such series to have the number of shares and designation, and the shares of each such series to have such relative rights, preferences or limitations, as the Board of Directors, subject to the limitations prescribed by law or provided herein, may from time to time fix, before issuance, by delivering an appropriate certificate of amendment to the Department of State pursuant to the Business Corporation Law of the State of New York. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the fixing of the following:

(i) The number of shares to constitute the series and the distinctive designation thereof;

(ii) The dividend rate on the shares of the series; whether dividends shall be cumulative, and, if so, from what date or dates;

(iii) Whether or not the shares of the series shall be redeemable and, if redeemable, the terms upon which the shares of the series may be redeemed and the premium, if any, over and above the par value thereof and any dividends accrued thereon which the shares of the series shall be entitled to receive upon the redemption thereof;

(iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v) Whether or not the shares of the series shall be convertible into shares of any class or classes of stock of the Corporation, with or without par value, or of any other series of the same class and, if convertible, the conversion price or prices or the rate at which such conversion may be made and the method, if any, of adjusting the same;

(vi) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

(vii) The restrictions, if any, on the payment of dividends upon, and the making of the distributions to any class of stock ranking junior to the shares of the series, and the restrictions, if any, on the purchase or redemption of the shares of any such junior class;

(viii) Whether the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

(ix) Any other relative rights, preferences and limitations of the series.

(c) Holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for the respective series, before any dividends shall be declared and paid, or set apart for payment, on any other class of stock of the Corporation ranking junior to the Preferred Stock either as to dividends or assets, with respect to the same dividend period.

(d) Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required by the terms of the certificate creating the series representing the shares outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock and after complying with all the provisions with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of any certificate creating any series of Preferred Stock with respect to the payment of dividends on any other class or classes of stock, declare and pay dividends on the Common Stock, and the Preferred Stock shall not be entitled to share therein.

(e) Upon any liquidation, dissolution or winding-up of the Corporation, after payment, if any is required, shall have been made in full to the Preferred Stock as provided in any certificate creating any series thereof, but not prior thereto, the Common Stock shall, subject to the respective terms and provisions, if any, of any such certificate, be entitled to receive any and all assets remaining to be paid or distributed, and the Preferred Stock shall not be entitled to share therein.

(f) No holder of Common Stock or any series of Preferred Stock shall, as such holder, have any preemptive or preferential right of subscription to any stock of any class of the Corporation or to any obligations convertible into any such stock or to any right of subscription to, or to any warrant or option for, the purchase of any stock, other than such, if any, as the Board of Directors of the Corporation in its discretion may determine from time to time.

(g) The holders of the Common Stock shall have the right to vote on all questions to the exclusion of all other classes of stock, except as by law expressly provided or as otherwise expressly provided with respect to the holders of any other class or classes of stock.

5. (a) The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than nine nor more than twenty-four persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors; and such exact number shall be twenty-one unless otherwise determined by a resolution so adopted by a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term “entire Board of Directors” means the total authorized number of directors which the Corporation would have if there were no vacancies.

Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding: (i) each director elected at the 2010 Annual Meeting of Stockholders shall be elected to hold office until the 2013 Annual Meeting of Stockholders; (ii) each director elected at the 2011 Annual Meeting of Stockholders shall be elected to hold office until the 2012 Annual Meeting of Stockholders; (iii) each director elected at the 2012 Annual Meeting of Stockholders shall be elected to hold office until the 2013 Annual Meeting of Stockholders; and (iv) at the 2013 Annual Meeting of Stockholders and each Annual Meeting of Stockholders thereafter, all directors shall be elected to hold office until the next Annual Meeting of Stockholders. Each director shall hold office until the expiration of the term for which such director is elected and until such director’s successor is elected and qualified.

(b) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification or removal from office of a director or other cause shall, if occurring prior to the expiration of the term of office of such director, be filled only by the affirmative vote of a majority of the remaining directors of the entire Board of Directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the next Annual Meeting of Stockholders and until such director’s successor is elected and qualified.

(c) Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by this paragraph 5 unless expressly otherwise provided by the resolution or resolutions providing for the creation of such series.

(d) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, (i) any director, or the entire Board of Directors, may be removed by the stockholders from office at any time prior to the expiration of his term of office, but only for cause, and only by the affirmative vote of the holders of record of outstanding shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, and (ii) any director may be removed from office by the affirmative vote of a majority of the entire Board of Directors, at any time prior to the expiration of his term of office, but only for cause.

(e) Notwithstanding any other provision of the Certificate of Incorporation and subject to the other provisions of this paragraph 5, the Board of Directors shall determine the rules and procedures that shall affect the directors’ power to manage and direct the business and affairs of the Corporation. Without limiting the foregoing, the Board of Directors shall designate and empower committees of the Board of Directors, shall elect and empower the officers of the Corporation, may appoint and empower other officers and agents of the Corporation, and shall determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board actions.

6. A director of the Corporation shall not be liable to the Corporation or its stockholders for damages for any breach of duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Business Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this paragraph 6 by the shareholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation existing at the time of such repeal or modification.

7. The office of the Corporation shall be located in the City of Corning, Steuben County, New York. The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served, and the address within the State to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is One Riverfront Plaza, Corning, New York, 14831, Attention of the Secretary. The Corporation designates Corporation Service Company as its registered agent upon whom process against the Corporation may be served, and the street address for the registered agent is: 80 State Street, Albany, NY 12207-2543.

FIFTH: The deletion of the paragraphs formerly numbered 5(f) and 6 was authorized by resolutions duly adopted by the Board of Directors at a meeting duly called and held on April 26, 2012, at which a quorum was present and acting throughout. The requisite members of the Board of Directors having declared such amendment advisable, such amendment was thereafter authorized by the holders of a majority of all outstanding shares of the Corporation’s Common Stock entitled to vote thereon at a meeting of the Corporation’s shareholders held on April 26, 2012. To effect such amendments and the other amendments reflected herein, the amendment and restatement of the Certificate of Incorporation of the Corporation, as amended, was authorized by resolutions duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on April 26, 2012 at which a quorum was present and acting throughout.

IN WITNESS WHEREOF, we have signed this Certificate this 27th day of April, 2012.

/s/ Wendell P. Weeks
WENDELL P. WEEKS
Chairman

/s/ Denise A. Hauselt
DENISE A. HAUSELT
Secretary

STATE OF NEW YORK
ss:
COUNTY OF STEUBEN

WENDELL P. WEEKS and DENISE A. HAUSELT, being severally duly sworn, say, and each for himself or herself says, that the said Wendell P. Weeks is the Chairman and the said Denise A. Hauselt is the Secretary of Corning Incorporated, which is a corporation organized under the laws of the State of New York and is the corporation described in the foregoing Certificate; that they have read the said Certificate and know the contents thereof and that the same is true to their own knowledge.

/s/ Wendell P. Weeks
WENDELL P. WEEKS
Chairman

/s/ Denise A. Hauselt
DENISE A. HAUSELT
Secretary

Subscribed and sworn to before me this 27th day of April, 2012.

/s/ Sherry L. Smith

Notary Public, State of New York

Qualified in Steuben County, No. 5009667

My Commission Expires 3/15/2015